                                                                  EXECUTION COPY

                    EMPLOYMENT AND MANAGEMENT STOCK AGREEMENT

                  This EMPLOYMENT AND MANAGEMENT STOCK AGREEMENT is dated as of April 28, 2000, by and among Simon Mattress Manufacturing Co., a California corporation (the "Company"), Sleepmaster Holdings L.L.C., a New Jersey limited liability company ("Holdings"), Sleepmaster L.L.C., a New Jersey limited liability company ("Sleepmaster"), Donald S. Simon, Jr. (the "Executive"), and Sleep Investor L.L.C., a Delaware limited liability company (the "Investor").

                  WHEREAS the parties desire to enter into an agreement regarding (i) the employment of the Executive as President of the Company and
(ii) the acquisition by the Executive of 50 units of Holdings' Class A Common Interests (the "Class A Common") upon terms and conditions set forth herein;

                  WHEREAS, the Executive acknowledges and agrees that the provisions of this Agreement, including, without limitation, Sections 3, 4 and 5 are material to the Company Group and that the Company Group would not have entered into this Agreement without such provisions;

                  WHEREAS, Sections 8 and 12 of this Agreement are intended for the benefit of, and will be enforceable by, the Investor;

                  NOW, THEREFORE, the parties hereto agree as follows:
                       1.   Definitions.   As used herein, the following terms
shall have the following meanings.

                  "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                  "Board" means the Company's board of directors.

                  "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in New York, New York.

                  "Cause" means (i) a material breach of the Executive's covenants under this Agreement and such breach shall not have been cured within 15 days after written notice to the Executive, (ii) the commission by the Executive of a felony, a crime involving moral turpitude or other act causing material harm to the standing and reputation of the Company or any of its Subsidiaries, or (iii) the Executive's repeated wilful failure to comply with the reasonable and lawful written directives of the Board.

                  "Change of Control" means that (a) any Person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) other than the existing securityholders of Holdings or Sleepmaster and their permitted transferees shall acquire and own greater than 51% of the Common Interests of Holdings or Sleepmaster, as applicable, on a fully diluted, as if converted basis or (b) any Person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) shall acquire the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of advisors of Holdings or Sleepmaster, as applicable.

                  "Common Interests" means the Class A Common and Class B Common Interests of Holdings and Sleepmaster, as applicable, as adjusted for any unit split, unit dividend, or other combination, exchange, conversion, recapitalization, merger, consolidation or reorganization, or if such Common Interests are exchanged for different interests or securities of Holdings or Sleepmaster, as applicable, such other interests or securities and any other Common Interests of Holdings or Sleepmaster, as applicable, hereinafter issued.

                  "Company Group" means the Company, Holdings, Sleepmaster and their respective Subsidiaries.

                  "Disability" means the inability, due to illness, accident, injury, physical or mental incapacity or other disability, of the Executive to carry out effectively his duties and obligations to the Company or to participate effectively and actively in the management of the Company or a Subsidiary of the Company for a period of at least 120 consecutive days or for shorter periods aggregating at least 180 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board; provided that the Company shall comply with the requirements of the Americans with Disabilities Act.

                  "Executive Securities" means the Class A Common acquired by the Executive and will include units of Holdings' Common Interests issued with respect to Executive Securities by way of a split, dividend, combination, exchange, conversion, or other recapitalization, merger, consolidation or reorganization. Executive Securities will cease to be Executive Securities when transferred pursuant to a Qualified Public Offering or Sale of the Company. Executive Securities will continue to be Executive Securities in the hands of any holder other than the Executive, including all transferees of the Executive (except for Holdings and the Investor (or its designee)), and except as otherwise provided herein, each such other holder of Executive Securities will succeed to all rights and obligations attributable to the Executive as a holder of Executive Securities hereunder.

                  "Fair Value" of each unit of Class A Common means the average of the closing prices of the sales of Holdings' membership interests on all securities exchanges on which the membership interests may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the membership interests are not so listed, the average of the representative bid and asked prices quoted on the Nasdaq National Market System ("Nasdaq NMS") as of 4:00 P.M., New York time, or, if on any day the membership interests are not quoted in the Nasdaq NMS, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Value is being determined and the 20 consecutive Business Days prior to such day. If at any time the


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
Class A Common is not listed on any securities exchange or quoted in the Nasdaq NMS or the over-the-counter market, the Fair Value of each unit of Class A Common shall be the fair market value of such unit as determined by Holdings' board of advisors in its good faith judgment.

                  "GAAP" means U.S. generally accepted accounting principles, as in effect from time to time and as adopted by the Company with the consent of its independent public accountants, consistently applied.

                  "Key Employee" means all salaried employees of the Company receiving a base salary greater than $50,000 per year from the Company as compensation.

                  "Original Cost" of the Vesting Executive Securities purchased on the date hereof will be equal to $2,500 per unit.

                  "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

                  "Public Offering" means any sale of securities of Holdings in an underwritten public offering.

                  "Qualified Public Offering" means any sale, in an underwritten public offering registered under the Securities Act, of equity securities of Holdings having an aggregate value of at least $20 million.

                  "Sale of the Company" means the sale of Holdings or Sleepmaster, in a single transaction or a series of related transactions, to a third party (which is not an Affiliate of the Investor) pursuant to which such third party proposes to acquire all or substantially all of the outstanding Common Interests of Holdings or Sleepmaster, as applicable (whether by merger, consolidation, recapitalization, reorganization, purchase of the outstanding Common Interests or otherwise), or all or substantially all of the consolidated assets of Holdings or Sleepmaster, as applicable.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time.

                  "Securityholders Agreement" means the Amended and Restated Securityholders Agreement dated as of March 3, 1998 by and among the Company, the Investor and certain other parties thereto.

                  "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of April 28, 2000 by and among the Company, Sleepmaster, and the Stockholders listed on the Stockholder signature page attached thereto.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation or a limited liability company, a majority of the total voting power of securities entitled (without regard to the

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
occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company, association or other business entity.

                  "Termination Year" means that fiscal year of the Company during which the Employment Period ends pursuant to the terms of Section 2(d) hereof.

                  "Vesting Executive Securities" means all of the units of Class A Common issued to the Executive hereunder and any securities issued in connection therewith, as adjusted for any unit split, unit dividend, or other combination, exchange, recapitalization, merger, consolidation or reorganization. Vesting Executive Securities will cease to be Vesting Executive Securities when transferred pursuant to a Qualified Public Offering or Sale of the Company. Vesting Executive Securities will continue to be Vesting Executive Securities in the hands of any holder other than the Executive, including all transferees of the Executive (except for Holdings and the Investor (or its designees)), and except as otherwise provided herein, each such other holder of Vesting Executive Securities will succeed to all rights and obligations attributable to the Executive as a holder of Executive Securities hereunder.

         2.       Employment.

                  (a) Employment. The Company agrees to employ the Executive, and the Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in Section 2(d) (the "Employment Period").

                  (b) Position and Duties.

                             (i) Commencing on the date hereof and continuing
during the Employment Period, the Executive shall serve as President of the Company under the supervision and direction of the Board.

                             (ii) The Executive shall devote his best efforts
and his full business time and attention (except for permitted vacation periods and reasonable periods of illness other than Disability) to the business and affairs of the Company. The Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.


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
                  (c)      Base Salary and Benefits.

                           (i)      Base Salary.  During the Employment Period,
the Executive's base salary shall be not less than $300,000 per annum (the "Base Salary"). Following fiscal year 2000, the Base Salary shall be reviewed annually by the compensation committee of the Board. The Executive's Base Salary shall be paid by the Company in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding.

                           (ii)     Executive Bonus Plan.  For each fiscal year
during the Employment Period, the Executive will be eligible to receive a bonus based on the Company's achievement of the Target EBITDA for such fiscal year. Target EBITDA for the Company shall be $6,600,000 for fiscal year 2000 and for each subsequent fiscal year shall be determined by the Board no later than March 31st of such fiscal year.

                                    (A)     Once the Board has determined (which
determination shall be made within thirty (30) days from the issuance of the Company's audited financial statements) the percentage of EBITDA achieved for such fiscal year as compared to the Target EBITDA for such fiscal year (the "Achieved EBITDA Percentage"), so long as the Achieved EBITDA Percentage for such fiscal year equals or exceeds 80%, the Executive shall be entitled to receive a bonus payment in an amount equal to the product of (x) the Bonus Multiple (as set forth opposite the Achieved EBITDA Percentage below), (y) 20% and (z) the Executive's Base Salary for such fiscal year. The bonus payment shall be made within five (5) days of the Board's determination. The bonus payment shall be subject to customary withholding.


       Achieved EBITDA Percentage                     Bonus Multiple
       --------------------------                     --------------
                  80%                                      50%
                 100%                                     100%
                 110%                                     125%
                 120%                                     150%

                                    (B) Each Bonus Multiple set forth above
shall increase linearly as the Achieved EBITDA Percentage increases; therefore, so long as the Achieved EBITDA Percentage equals or exceeds 80%, in the event the actual Achieved EBITDA Percentage falls between any of the target Achieved EBITDA Percentages set forth above, the applicable Bonus Multiple shall be adjusted accordingly; provided, that in no event shall the Bonus Multiple exceed 150%. For example, (1) in the event the actual Achieved EBITDA Percentage is 90%, the Bonus Multiple shall be 75% or (2) in the event the actual Achieved EBITDA Percentage is 115%, the Bonus Multiple shall be 137.5%.

                             (iii) Benefits. In addition to the Base Salary and
any bonuses payable to the Executive pursuant to Section 2(c)(ii), the Executive shall be entitled, during the Employment Period, to all benefits set forth on Schedule A hereto (the "Benefits").


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
                             (iv) Expenses. The Company shall reimburse the
Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company Group's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the requirements of the Company Group with respect to reporting and documentation of such expenses.

                  (d) Term. The Employment Period shall end on April 28, 2003, subject to earlier termination (x) by reason of the Executive's death or Disability, (y) by resolution of the Board, with or without Cause or (z) upon the Executive's voluntary resignation.

                             (i) If the Employment Period is terminated on or
before April 28, 2003:

                                    (A)     by resolution of the Board other
than for Cause, the Executive shall be entitled to receive (1) all previously earned and accrued but unpaid Base Salary up to the date of such termination,
(2) a portion of the bonus payment earned by the Executive during the Termination Year pro rated based on the number of days of the Termination Year prior to the date of termination, which such payment will be made when the bonus payments for such Termination Year are otherwise due, and (3) Base Salary from the date of termination through the period that ends on April 28, 2003.

                                    (B)     as a result of the Executive's death
or Disability, the Executive or the Executive's estate, as applicable, shall be entitled to all previously earned and accrued but unpaid Base Salary up to the date of such termination but shall not be entitled to any further Base Salary, bonus payments or Benefits for that year or any future year, or to any other severance compensation of any kind, nature or amount.

                                    (C)     as a result of the Executive's
voluntary resignation or by resolution of the Board for Cause, the Executive shall be entitled to all previously earned and accrued but unpaid Base Salary up to the date of such termination but shall not be entitled to any further Base Salary, bonus payments or Benefits for that year or any future year, or to any other severance compensation of any kind, nature or amount.

                             (ii) Following the termination of the Employment
Period the Executive's employment shall be on an at-will basis and:

                                    (A)     if the Executive's employment is
terminated by resolution of the Board other than for Cause, the Executive shall be entitled to receive (1) all previously earned and accrued but unpaid Base Salary up to the date of such termination, (2) a portion of the bonus payment earned by the Executive during the Termination Year pro rated based on the number of days of the Termination Year prior to the date of termination, which such payment will be made when the bonus payments for such Termination Year are otherwise due, and (3) Base Salary from the date of termination through the period ending on the three-month anniversary of the date of termination.

                                    (B) the Executive agrees that: (1) the
Executive shall be entitled to the payments provided for in Section 2(d)(i)(A) or Section 2(d)(ii)(A), if any, if and only if Executive has not breached as of the date of termination of the Employment Period the provisions


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
of Sections 3, 4 and 5 hereof and does not breach such sections at any time during the period for which such payments are to be made and (2) the Company's obligation to make such payments will terminate upon the occurrence of any such breach during any such severance period.

                                    (C)     any payments pursuant to Sections
2(d)(i)(A) or 2(d)(ii)(A) shall be paid by the Company in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding, and following such payments none of the Company Group shall have any further obligation to the Executive pursuant to this Section 2(d) except as provided by law.

                             (iii) The Executive hereby agrees that except as
expressly provided herein, no severance compensation of any kind, nature or amount shall be payable to the Executive and except as expressly provided herein, the Executive hereby irrevocably waives any claim for severance compensation.

                             (iv) All of the Executive's rights to Benefits
hereunder (if any) shall cease upon the termination of the Employment Period.

                             (v) The Executive has no obligation to seek or
obtain other engagements or employment to mitigate any damages to which the Executive may be entitled by reason of any termination of this Agreement pursuant to Sections 2(d)(i)(A) or 2(d)(ii)(A). If the Employee does obtain other engagements or employment of any nature and in any location, the total compensation actually earned by the Executive from such other employment or engagements during the period that he is to receive payments, if any, pursuant to Sections 2(d)(i)(A) or 2(d)(ii)(A) shall reduce any amounts which the Company would otherwise be required to pay the Executive under this Agreement.

         3. Confidential Information. The Executive acknowledges that the information and data obtained by him while employed by the Company Group concerning the business or affairs of the Company Group, including any business plans, pricing information, sales figures, profit or loss figures, information relating to customers, clients, suppliers, sources of supply and customer lists ("Confidential Information") are the property of such member of the Company Group. Therefore, the Executive agrees that, except as required by law or court order, he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of the Executive's acts or omissions to act. The Executive shall deliver to the Company at the termination of such Executive's employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) and the business of the Company Group which he may then possess or have under his control.

         4. Inventions and Patents. The Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Company Group's actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Executive while employed by the Company Group ("Work Product") belong to such member of the Company Group. The Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

         5.       Noncompete, Nonsolicitation.

                  (a) The Executive acknowledges that in the course of his employment with the Company he has become familiar, and he will become familiar, with the Company Group's trade secrets and with other Confidential Information and that his services have been and will be of special, unique and extraordinary value to the Company Group. Therefore, the Executive agrees that, during the time he is employed by the Company Group and during any applicable Post-Termination Period (the "Noncompete Period"), he shall not directly or indirectly own, operate, manage, control, participate in, consult with, advise, provide services for, or in any manner engage in any business (including by himself or in association with any person, firm, corporate or other business organization or through any other entity) in competition with, or potential competition with, the businesses of the Company Group as such businesses exist or are in process on the date hereof , within any geographical area in which the Company Group engages or has written plans to engage in such businesses. Nothing herein shall prohibit the Executive from being a passive owner of not more than 2% of the outstanding stock of a corporation which is publicly traded, so long as the Executive has no active participation in the business of such corporation. For purposes of this Section 5, "Post-Termination Period" means, as applicable: the period beginning on the date of termination through the later of
(x) the last date on which the Executive is restricted pursuant to the provisions of Section 5B of the Stock Purchase Agreement and (y) the eighteen-month anniversary date of the date of termination of the Executive's employment.

                  (b) During the Noncompete Period, the Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company Group to leave the employ of the Company Group, or in any way interfere with the relationship between the Company Group and any employee thereof, including without limitation, inducing or attempting to induce any union, employee or group of employees to interfere with the business or operations of the Company Group, (ii) hire any person who was a Key Employee of the Company Group at any time during the Executive's employment period, or (iii) induce or attempt to induce any customer, supplier, distributor, franchisee, licensee or other business relation of the Company Group to cease doing business with the Company Group, or in any way interfere with the relationship between any such customer, supplier, distributor, franchisee, licensee or business relation and the Company Group.

                  (c) The Executive agrees that: (i) the covenants set forth in this Section 5 are reasonable in geographical and temporal scope and in all other respects, (ii) the Company Group would not have entered into this Agreement but for the covenants of the Executive contained herein, and (iii) the covenants contained herein have been made in order to induce the Company Group to enter into this Agreement.


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
                  (d) If, at the time of enforcement of this Section 5, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

                  (e) The Executive recognizes and affirms that in the event of his breach of any provision of Sections 3, 4 or 5, money damages would be inadequate and the Company Group and the Investor would have no adequate remedy at law. Accordingly, the Executive agrees that in the event of a breach or a threatened breach by the Executive of any of the provisions of Sections 3, 4 or 5, the Company Group, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

         6.       Executive Securities.

                  (a) Upon execution of this Agreement, the Executive will purchase, and Holdings will sell 50 units of Class A Common at a price of $2,500 per unit (the "Purchase Price"). Holdings will deliver to the Executive certificates representing such units and the Executive will deliver to Holdings (or its designee) a check or wire transfer of immediately available funds in the aggregate amount equal to the Purchase Price.

                  (b) Upon execution of this Agreement, the Executive shall execute and deliver a joinder to the Securityholders Agreement (the "Joinder Agreement").

                  (c) With respect to the Vesting Executive Securities, within 30 days from the date hereof, the Executive will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Exhibit A attached hereto.

                  (d) In connection with the acquisition of the Executive Securities, the Executive represents and warrants to Holdings that:

                             (i) The Executive Securities to be acquired by the
Executive pursuant to this Agreement will be acquired for the Executive's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Securities will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

                             (ii) No commission, fee or other remuneration is to
be paid or given, directly or indirectly, to any Person for soliciting the Executive to purchase the Executive Securities.

                             (iii) The Executive is an executive officer of the
Company, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Securities and has determined that such investment in the Executive Securities is suitable for the


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
Executive, based upon the Executive's financial situation and needs, as well as the Executive's other securities holdings.

                             (iv) The Executive qualifies an "accredited
investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act.

                             (v) The Executive is able to bear the economic risk
of the Executive's investment in the Executive Securities for an indefinite period of time and the Executive understands that the Executive Securities have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

                             (vi) The Executive has had an opportunity to ask
questions and receive answers concerning the terms and conditions of the offering of Executive Securities and has had full access to such other information concerning Holdings as the Executive has requested. The Executive has reviewed, or has had an opportunity to review, the following documents: (A) the organization documents of Holdings; (B) the loan agreements, notes and related documents with the lenders of the Company Group; and (C) all of the materials provided by Holdings to any Person providing financing to Holdings, including, but not limited to, Holdings' pro forma balance sheet, as well as financial projections, estimates, forecasts, budgets, summaries, reports and other related documents.

                             (vii) This Agreement constitutes the legal, valid
and binding obligation of the Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the Executive is subject.

                             (e) As an inducement to Holdings to issue the
Executive Securities to the Executive, and as a condition thereto, the Executive acknowledges and agrees that neither the issuance of the Executive Securities to the Executive nor any provision contained herein shall entitle the Executive to remain in the employment of the Company Group and its Subsidiaries or affect the right of the Company Group and its Subsidiaries to terminate the Executive's employment at any time for any reason.

         7. Vesting of Executive Securities. (a) None of the units of Class A Common are fully vested as of the date hereof. The Vesting Executive Securities originally acquired by the Executive will become vested in accordance with the following schedule if, as of each such date, the Executive is still employed by the Company Group or its Subsidiaries;



                                                            Cumulative Percentage of Units
                                                                 of Vesting Executive
                    Date                                      Securities Which Will Vest
-----------------------------------------------             -------------------------------
First anniversary of the date hereof ("Year 1")                          33.33%

Second anniversary of the date hereof ("Year 2")                         66.66%

Third anniversary of the date hereof ("Year 3")                           100%



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
provided, that all Vesting Executive Securities shall automatically vest in connection with a Sale of the Company or upon the occurrence of a Change of Control.

                  (b) Units of Vesting Executive Securities which have become vested are referred to herein as "Vested Interests," and all other units of Vesting Executive Securities are referred to herein as "Unvested Interests."

         8. Repurchase Option on Vesting Executive Interests. In the event the Executive ceases to be employed by the Company Group for any reason (the "Termination"), the Vesting Executive Securities (whether held by the Executive or one or more of the Executive's transferees) will be subject to repurchase by Holdings and the Investor (or its designees) pursuant to the terms and conditions set forth in this Section 8 (the "Repurchase Option").

                  (a) (i) The purchase price for each Unvested Interest of Vesting Executive Securities will be the Executive's Original Cost for such unit plus interest thereon calculated at a rate per annum equal to the latest published rate for United States Treasury Bills with a five year maturity, as published in the "Treasury Bonds, Notes & Bills" column of the Wall Street Journal; (ii) the purchase price for each Vested Interest of Vesting Executive Securities will be the Fair Value for such unit; and (iii) notwithstanding the foregoing, if the termination of the Employment Period is by the Company for Cause or by the voluntary resignation of the Executive, then the purchase price for each Vested Security and each Unvested Security will be the Executive's Original Cost.

                  (b) Holdings' board of advisors may, in its sole discretion, elect to cause Holdings to purchase (i) all or a portion of the Unvested Interests and/or, (ii) all or a portion of the Vested Interests by delivering written notice (the "Repurchase Notice") to the holder or holders of the Vesting Executive Securities within 90 days after the Termination. The Repurchase Notice will set forth the number of Unvested Interests and Vested Interests to be acquired from each holder, the aggregate consideration to be paid for such securities and the time and place for the closing of the transaction. The number of units of Vesting Executive Securities to be repurchased by Holdings shall first be satisfied to the extent possible from the Vesting Executive Securities held by the Executive at the time of delivery of the Repurchase Notice. If the number of Vesting Interests then held by the Executive is less than the total number of units of Vesting Executive Securities Holdings has elected to purchase, Holdings shall purchase the remaining Vesting Executive Securities elected to be purchased from the other holder(s) of Executive Securities, pro rata according to the amount of such Vesting Executive Securities held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share). The number of Unvested Interests and Vested Interests to be repurchased hereunder will be allocated among the Executive and the other holders of Vesting Executive Securities (if any) pro rata according to the number of units of Vesting Executive Securities to be purchased from such Persons.

                  (c) If for any reason Holdings does not elect to purchase all of the units of Vesting Executive Securities that are subject to the Repurchase Option, pursuant to such Repurchase Option, the Investor (or its designees) shall be entitled to exercise the Repurchase Option for the Vesting Executive Securities Holdings has not elected to purchase (the "Available Securities"). Of the Available Securities, the Vested Interests are referred to herein as "Available Vested Interests" and Unvested Interests are referred to herein as "Available Unvested Interests". As soon as practicable after Holdings has determined that there will be Available Securities, but in any event within 150 days after the Termination, Holdings shall give written notice (the "Option Notice") to the Investor (or its designees) setting forth the number of Available Vested Interests, Available Unvested Interests, and the purchase price for each of such Available Securities. The Investor (or its designees) may elect to purchase all or a portion of (i) Available Vested Interests, and/or (ii) all or a portion of the Available Unvested Interests by giving written notice to Holdings within 45 days after the Option Notice has been given by Holdings. As soon as practicable, and in any event within ten days after the expiration of the 45-day period set forth above, Holdings shall notify each holder of Vesting Executive Securities as to the number of Vested Interests or Unvested Interests being purchased from such holder by the Investor (or its designees) (the "Supplemental Repurchase Notice"). At the time Holdings delivers the Supplemental Repurchase Notice to the holder(s) of such Vesting Executive Securities, Holdings shall also deliver written notice to the Investor (or its designees) setting forth the number of Vested Interests and Unvested Interests which the Investor (or its designees) is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

                  (d) The closing of the purchase of the Vesting Executive Securities pursuant to the Repurchase Option shall take place on the date designated by Holdings in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be later than the 30th day after the delivery of the later of such notices to be delivered (or, if later, the 15th day after the Fair Value is finally determined) nor earlier than the fifth day after such delivery. Holdings and/or the Investor (or its designee) will pay for the Vesting Executive Securities to be purchased pursuant to the Repurchase Option by delivery of a certified or cashier's check or wire transfer of funds. The purchasers of Vesting Executive Securities hereunder will be entitled to receive customary representations and warranties from the sellers as to title, authority and capacity to sell.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Vesting Executive Securities by Holdings shall be subject to applicable legal restrictions. If any such restrictions prohibit the repurchase of Vesting Executive Securities hereunder which Holdings is otherwise entitled to make, Holdings may make such repurchases as soon as it is permitted to do so under such restrictions.

         9.       Restrictions on Transfer.

                  (a) If certificated, the Executive Securities will bear the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EMPLOYMENT AND STOCK PURCHASE

                  AGREEMENT BETWEEN THE ISSUER AND THE SIGNATORY THERETO DATED AS OF APRIL 28, 2000. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

                  (b) No holder of Executive Securities may sell, transfer or dispose of any units of Executive Securities (except pursuant to an effective registration statement under the Securities Act) without first delivering to Holdings an opinion of counsel (reasonably acceptable in form and substance to Holdings) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

                  (c) Each holder of Executive Securities agrees not to effect any sale or distribution of any Executive Securities or other equity securities of Holdings, or any securities convertible into or exchangeable or exercisable for any of Holdings's equity securities, during the seven days prior to and the 120 days (or, subject to the requirements of the underwriters, up to 180 days) after the effectiveness of any underwritten public offering, except as part of such underwritten public offering or if otherwise permitted by Holdings.

                  (d) Each holder of Executive Securities acknowledges that the Executive Securities are subject to additional restrictions contained in the Securityholders Agreement.

         10. Representations and Warranties of the Holdings. Holdings hereby represents and warrants to the Executive that:

                  (a) Immediately following the consummation of the transactions contemplated hereby, the authorized units of Holdings shall consist of (i) Class A Common, of which 8,691.2 units shall be issued and outstanding, (ii) Class B Common Interests, of which no units shall be issued and outstanding, and (iii) Preferred Interests, of which 10,357.1 units shall be issued and outstanding.
As of immediately following the consummation of the transactions contemplated hereby, all of the outstanding units of Holdings' shall be validly issued, fully paid and nonassessable.

                  (b) There are no statutory or contractual securityholders preemptive rights or rights of refusal with respect to the issuance of the Executive Security hereunder. Holdings has not violated any applicable federal or state securities laws in connection with the offer, sale and issuance of the Executive Securities hereunder do not require registration under the Securities Act or any applicable state securities laws.

         11. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient with telephonic confirmation by the sending party. Such notices, demands and other communications will be sent to the address indicated below:

                  To the Company:

                           Simon Mattress Manufacturing Co.
                           3777 Vaca Valley Parkway
                           Vacaville, CA  95688-9430
                           Attention:  President
                           Telephone No.:   (707) 446-7999
                           Telecopy No.:    (707) 446-6057

                           With copies to:

                           Sleepmaster L.L.C.
                           2001 Lower Road
                           Linden, NJ  07036
                           Attention:  President
                           Telecopy No.:  (908) 381-4455

                           Citicorp Venture Capital, Ltd.
                           399 Park Avenue
                           14th Floor
                           New York, NY  10043
                           Attention:  Mr. John Weber
                           Telecopy No.:  (212) 888-2940

                           Kirkland & Ellis
                           Citicorp Center
                           153 East 53rd Street
                           New York, NY  10022
                           Attention:  Kimberly P. Taylor, Esq.
                           Telecopy No.:  (212) 446-4900

                  To any other Member of the Company Group or the Investor:

                           c/o Sleepmaster L.L.C.
                           2001 Lower Road
                           Linden, NJ  07036
                           Attention:  President
                           Telecopy No.:  (908) 381-4455

                           With copies to:

                           Citicorp Venture Capital, Ltd.
                           399 Park Avenue
                           14th Floor
                           New York, NY  10043
                           Attention:  Mr. John Weber
                           Telecopy No.:  (212) 888-2940

                           Kirkland & Ellis
                           Citicorp Center
                           153 East 53rd Street
                           New York, NY  10022
                           Attention: Kimberly P. Taylor, Esq.
                           Telecopy No.:  (212) 446-4900

                  To the Executive:

                           c/o Simon Mattress Manufacturing Co.
                           3777 Vaca Valley Parkway
                           Vacaville, CA  95688-9430
                           Attention:  Donald S. Simon, Jr.
                           Telephone No.:  (707) 446-7999
                           Telecopy No.:   (707) 446-6057

                           With a copy to:

                           Hanson Bridgett Marcus Vlahos & Rudy LLP
                           333 Market Street
                           Suite 2300
                           San Francisco, CA 94105
                           Attention:  William D. Taylor, Esq.
                           Telephone No. (415) 777-3200
                           Telecopy No. (415) 541-9366

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

         12.      Miscellaneous.

                  (a) Transfers in Violation of Agreement. Any transfer or attempted transfer of any Executive Securities in violation of any provision of this Agreement shall be null and void, and Holdings shall not record such transfer on its books or treat any purported transferee of such Executive Securities as the owner of such securities for any purpose.

                  (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (c) Complete Agreement. This Agreement, the Joinder Agreement, the Securityholders Agreement and the Stock Purchase Agreement embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  (d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Executive, the Company Group, and the Investor and their respective successors and assigns (including subsequent holders of Executive Securities); provided that the rights and obligations of the Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Securities hereunder.

                  (f) Third Party Beneficiary. Sections 8 and 12 of this Agreement are intended for the benefit of, and will be enforceable by, the Investor.

                  (g) GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS HERETO WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA; PROVIDED, THAT ANY QUESTIONS REQUIRING INTERPRETATION OF THE LAWS GOVERNING LIMITED LIABILITY COMPANIES SHALL BE GOVERNED BY THE NEW JERSEY LIMITED LIABILITY COMPANY ACT.

                  (h) Remedies. Each of the parties to this Agreement (including the Investor) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

                  (i) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, the Executive and, with respect to Sections 8 and 12 hereof, the Investor.


                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Employment and Management Stock Agreement as of the date first written above.

                                        SLEEPMASTER HOLDINGS L.L.C.

                                        By:      /S/ Charles Schweitzer
                                            ----------------------------
                                        Name: Charles Schweitzer
                                        Title:   President


                                        SLEEPMASTER L.L.C.

                                        By:      /S/ Charles Schweitzer
                                            ----------------------------
                                        Name: Charles Schweitzer
                                        Title:   President


                                        SIMON MATTRESS MANUFACTURING CO.

                                        By:      /S/ Charles Schweitzer
                                            ----------------------------
                                        Name:    Charles Schweitzer
                                        Title:   Chief Executive Officer



                                        /S/ Donald S. Simon, Jr.
                                        --------------------------------
                                        Donald S. Simon, Jr.





Agreed and Accepted with respect to Sections 8 and 12:

SLEEP INVESTOR L.L.C.


By: /S/ Charles Schweitzer
    ----------------------
Name:  Charles Schweitzer
Title: President

                                                                      SCHEDULE A

                                EMPLOYEE BENEFITS

Existing Health and Welfare Benefits - consistent with those paid to key senior executives of Simon Manufacturing Co.

Permitted Vacation - 4 weeks per year (5 vacation days per year may be rolled-over)

Car Allowance - The Executive shall be entitled to the automobile that is currently leased by the Company, and the Company shall continue such lease at the Company's expense and the Executive shall be reimbursed for the cost and expenses associated with the use of such automobile, including gas, tolls, parking and maintenance fees.

Life Insurance - West Coast Life Insurance Policy Number ULA331755, which policy shall be paid for by Simon Mattress Manufacturing Co.



                               Schedule A, Page 1

                                                                  April 28, 2000

                     ELECTION TO INCLUDE SECURITIES IN GROSS
                     INCOME PURSUANT TO SECTION 83(b) OF THE
                              INTERNAL REVENUE CODE


                  The undersigned purchased units of Common Interests (the "Interests"), of Sleepmaster Holdings L.L.C. ("Holdings") on April 28, 2000. Under certain circumstances, Holdings has the right to repurchase the Interests at cost from the undersigned (or from the holder of the Interests, if different from the undersigned) should the undersigned cease to be employed by the Company Group and its subsidiaries. Hence, the Interests are subject to a substantial risk of forfeiture and are non-transferable. The undersigned desires to make an election to have the Interests taxed under the provision of Code Section 83(b) at the time he purchased the Interests.

                  Therefore, pursuant to Code Section 83(b) and Treasury Regulation Section 1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Interests (described below), to report as taxable income for calendar year 2000 the excess (if any) of the Interests' fair market value on April 28, 2000 over the purchase price thereof.

                  The following information is supplied in accordance with Treasury Regulation Section 1.83-2(e):

                  1. The name, address and social security number of the undersigned:

                           Name:        Donald Stuart Simon, Jr.
                           Address:     4438 Green Valley Road
                                        Suisun, CA 94585

                           SSN:         ###-##-####

                  2. A description of the property with respect to which the election is being made: 50 units of Class A Common Interests of Sleepmaster Holdings L.L.C.

                  3. The date on which the property was transferred:
                     April 28, 2000
                     The taxable year for which such election is made: calendar 2000.

                  4. The restrictions to which the property is subject: If during the first three years after the purchase of the Interests the undersigned ceases to be employed by the Company Group or any of its subsidiaries, the unvested portion of the Interests will be subject to repurchase by the Company Group at cost, and at any time prior to a public offering by Holdings or a sale of Holdings the undersigned ceases to be employed by the Company Group or any of its subsidiaries, the vested portion of the Interests will be subject to repurchase by Holdings at fair value.

                  5. The fair market value on April 28, 2000, of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $2,500 per Interest.

                  6. The amount paid for such property: $2,500 per Interest.

                  A copy of this election has been furnished to the Secretary of Holdings pursuant to Treasury Regulations Section 1.83-2(e)(7).


Dated: _____________, [    ]                __________________________
                                                     Name:


                                    Ex. A - 2